Exhibit 99.1

NEWS RELEASE	Company Contact:
For Immediate Distribution	Jackie Cossmon
408-616-7220
ir@XenoPort.com

XenoPort Appoints Gary D. Tollefson, Former Lilly Executive, to Board

SANTA CLARA, CA, September 6, 2005 — XenoPort, Inc. (Nasdaq: XNPT) today announced the appointment of Gary D. Tollefson, M.D., Ph.D., to its board of directors. For 13 years, Dr. Tollefson held key executive management positions at Eli Lilly and Company, including President of the Neuroscience Product Group.  He is currently Chief Executive Officer of Orexigen Therapeutics, a private biotechnology company.

“We are delighted that Gary Tollefson is joining our board,” said Ronald W. Barrett, Ph.D., chief executive officer of XenoPort.  “Gary’s broad industry experience and his leadership in developing and commercializing important neuroscience products will be of inestimable value to XenoPort as our product candidates advance over the coming years.”

At Eli Lilly, Dr. Tollefson led efforts resulting in the launch and/or life cycle management of several products, including the antidepressant Prozac®, Strattera® for attention-deficit (ADHD), Symbyax™ for bipolar depression, Cymbalta® for major depression/neuropathic pain and the psychotropic Zyprexa® (including a series of line extensions).

Dr. Tollefson serves on the board of directors of Cortex Pharmaceuticals, Inc. and Cypress Bioscience, Inc.  He is an active international speaker and has authored over 200 peer-reviewed manuscripts.  He is a Visiting Clinical Professor in the Department of Psychiatry, Indiana University School of Medicine and currently holds a senior guest scientific position with Eli Lilly and Company as the Distinguished Visiting Lilly Research Scholar.

“I have been impressed by the XenoPort approach to drug discovery and development, which holds the promise for creating novel products addressing unmet medical needs,” said Dr. Tollefson. “I look forward to sharing my development and commercialization insights to help position XenoPort to maximize the potential of its product candidates.”

Dr. Tollefson replaces Paul Goddard, Ph.D., on XenoPort’s eight-person board of directors.  Dr. Barrett added, “We would like to thank Paul for his service and many contributions to XenoPort over the last four years.  We wish him well in his future endeavors.”

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About XenoPort

XenoPort, Inc. is a biopharmaceutical company focused on developing a portfolio of internally discovered product candidates that utilize the body’s natural nutrient transport mechanisms to improve the therapeutic benefits of existing drugs.  XenoPort’s most advanced product candidate, XP13512, has successfully completed a Phase 2b clinical trial for the treatment of restless legs syndrome and a Phase 2a clinical trial for the management of post-herpetic neuralgia.  XenoPort anticipates commencing Phase 3 clinical trials of XP13512 in RLS patients in the first half of 2006.  XenoPort has also completed an initial Phase 1 clinical trial of XP19986, a Transported Prodrug of R-baclofen.  This trial demonstrated that XP19986 was suitable for twice-a-day dosing and was well tolerated with few adverse events at the doses tested.  XenoPort anticipates commencing additional studies, including a Phase 2a clinical trial of XP19986 in gastroesophageal reflux disease, in the second half of 2005.

To learn more about XenoPort, please visit the web site at www.XenoPort.com.

Forward-Looking Statements

This press release contains “forward-looking” statements, including, without limitation, all statements related to our clinical development programs for XP13512 and XP19986, the therapeutic and commercial potential of XP13512 and XP19986, as well as other compounds in our preclinical pipeline, and our future clinical trials.  Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements.  Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon XenoPort’s current expectations.  Forward-looking statements involve risks and uncertainties.  XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the ability of the company to successfully conduct the clinical trials for XP13512 and XP19986; the ability of the company to advance additional preclinical compounds into clinical development; the uncertainty of the FDA approval process; and the therapeutic and commercial value of the Company’s compounds.  These and other risk factors are discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on August 11, 2005.  XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

XenoPort is a registered U.S. trademark.

Source code:  XNPT2G

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